UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009

WIND ENERGY AMERICA INC.

(formerly Dotronix, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 100

Eden Prairie, MN 55344

(Address of Principal Executive Offices)(Zip Code)

(952) 746-1313

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Resignations and Appointments of Directors and CEO

Robert O. Knutson and Steven A. McMichael resigned as directors of Wind Energy America Inc. (the “Company”) and concurrently Melvin E. Wentz and Brian P. Hill were appointed by the Board of Directors of the Company to replace Messrs. Knutson and McMichael. Messrs. Wentz and Hill will serve as directors until their successors are appointed or elected and shall qualify. The Board of Directors of the Company also appointed Mr. Wentz as Chief Executive Officer of the Company.

Melvin E. Wentz is the Chief Executive Officer of Novairus Energy, LLC, which has developed a large pipeline of early-stage wind farm projects located mainly in prime wind resource areas of various western states of the U.S. Mr. Wentz has over 30 years of extensive and diversified experience in engineering, construction, project development, financing, operation and management of many power generation projects in the U.S., China, India and other countries, including wind energy, biomass, hydro, geothermal, coal and natural gas power generation facilities. From 1995-2001, he was a senior executive (President from 1997-2001) of Enserch/Texas Utilities, when he was in charge of numerous power plant projects. He also managed a portfolio of at least 10 electricity generating facilities including wind farms. His overseas development experience includes three coal-fired generation projects of 386 MW in China, a joint venture between New Zealand and Indonesian companies to develop a 300 MW geothermal plant in Indonesia, and development and sale of a 250 MW gas-fired plant in India. From 1990-1995 Mr. Wentz was Senior Investment Manager of a major finance division of Westinghouse Electric, where he assumed a leading role in structuring and financing over 200 MW (megawatts) of wind energy projects.

Brian P. Hill is the Chief Development Officer of Novairus Energy, LLC, and in that position is currently involved in assembling multiple early-stage wind energy projects for Novairus in Wisconsin, Wyoming, Pennsylvania and Montana. Mr. Hill has over 24 years of extensive experience in both project management and development of various types of power generation facilities. Since 1999, he has been employed primarily as a consultant while providing key project development services to power and wind industry leaders such as Airtricity North America, Duke Energy, TXU, FPL Energy, Exelon and others. In particular, his many accomplishments in wind power development include being project manager for construction of a 40.5 MW wind farm in New York using GE wind turbines, managing early stage construction of a 250 MW wind farm project in Texas, lead developer of an Iowa wind farm project, and managing early stage development for proposed wind farms in Illinois, Michigan and Wisconsin. Mr. Hill’s many years of “hands-on” development of wind farm projects includes interconnection and transmission evaluation, selection and procurement of wind turbines, wind resource evaluation including topography analysis, turbine siting, handling zoning and permitting matters, and leasing and royalty negotiations with land owners. Mr. Hill has earned widespread recognition as an expert in power development and has published and presented papers at several power industry conferences.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2009	Wind Energy America Inc.

	By:	/s/ Robert O. Knutson
Robert O. Knutson, Managing Director